Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Shore Bancshares, Inc. of our report dated March 30, 2023, relating to the consolidated financial statements of Shore Bancshares Inc., appearing in the Annual Report on Form 10-K of Shore Bancshares, Inc. for the year ended December 31, 2022.

We also consent to the reference to our firm under the heading "Experts" in the Prospectus.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

May 4, 2023